                                                                    EXHIBIT 31.1

                                  CERTIFICATION

I, James C. Burrows, President and Chief Executive Officer of Charles River Associates Incorporated, certify that:

     1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Charles River Associates Incorporated;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Date: June 30, 2004             By:  /s/ James C. Burrows
                                     -----------------------------------------
                                     James C. Burrows
                                     President, Chief Executive Officer